EXHIBIT 21(3)


                              TECH DATA CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT

                                                                          STATE OR OTHER
        NAME OF                           PERCENTAGE                     JURISDICTION OF
      SUBSIDIARY                            OWNED                         INCORPORATION
-----------------------------------    ---------------              ---------------------------
Computer 2000 AG                              99%                            Germany

Tech Data Canada Inc.                        100%                        Ontario, Canada

Tech Data Education, Inc.                    100%                            Florida

Tech Data Finance, Inc.                      100%                           California

Tech Data France, SNC                        100%                             France

Tech Data Latin America, Inc.                100%                            Florida

Tech Data Pacific, Inc.                      100%                            Florida

Tech Data Product Management, Inc.           100%                            Florida